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Exhibit (a)(1)(E)

        Offer to Purchase
All Outstanding Shares of Common Stock
of
TUBEMOGUL, INC.
at
$14.00 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated November 18, 2016
by
TIGER ACQUISITION CORPORATION
a subsidiary
of
ADOBE SYSTEMS INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M.,
EASTERN TIME, ON FRIDAY, DECEMBER 16, UNLESS THE OFFER IS EXTENDED OR
EARLIER TERMINATED.

November 18, 2016

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 18, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by Tiger Acquisition Corporation, a Delaware corporation ("Purchaser"), a subsidiary of Adobe Systems Incorporated, a Delaware corporation ("Adobe"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares") of TubeMogul, Inc., a Delaware corporation ("TubeMogul"), at a purchase price of $14.00 per Share, net to the seller in cash, without interest and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the "Offer").

        Also enclosed is TubeMogul's Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF TUBEMOGUL UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The offer price for the Offer is $14.00 per Share, net to you in cash, without interest and subject to any required tax withholding.

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 10, 2016 (as it may be amended from time to time, the "Merger Agreement"), by and among TubeMogul, Adobe, and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into TubeMogul (the "Merger") pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), with TubeMogul continuing as the surviving corporation and becoming a wholly-owned subsidiary of Adobe.

          4.     The Board of Directors of TubeMogul has unanimously adopted resolutions: (i) determining that the Merger Agreement, including the Offer, the Merger and the other transactions contemplated thereby, are fair to and in the best interests of TubeMogul and its stockholders; (ii) electing that the Merger Agreement and the transactions contemplated thereby be expressly governed by Section 251(h) of the DGCL; (iii) adopting and approving the Merger Agreement, declaring the advisability of the Merger Agreement and approving the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of the DGCL; (iv) approving the execution, delivery and performance by TubeMogul of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger; and (v) recommending that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

          5.     The Offer and withdrawal rights will expire at one minute past 11:59 P.M., Eastern Time, on Friday, December 16, 2016, unless the Offer is extended or earlier terminated.

          6.     The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 15 of the Offer to Purchase (collectively, the "Offer Conditions"). Among the Offer Conditions are: (i) the Minimum Condition (as defined in the Offer to Purchase); (ii) the Antitrust Condition (as defined in the Offer to Purchase); (iii) the accuracy of TubeMogul's representations and warranties set forth in the Merger Agreement, and the performance of TubeMogul's covenants set forth in the Merger Agreement, in each case, to specified standards of materiality; and (iv) since November 10, 2016, no Company Material Adverse Effect (as defined in the Offer to Purchase) has occurred and is continuing and no Effect (as defined in the Offer to Purchase) that would reasonably be expected to result in a Company Material Adverse Effect has occurred.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
TUBEMOGUL, INC.
at
$14.00 Per Share, Net in Cash
Pursuant to the Offer to Purchase dated November 18, 2016
by
TIGER ACQUISITION CORPORATION
a subsidiary
of
ADOBE SYSTEMS INCORPORATED

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 18, 2016, and the related Letter of Transmittal, in connection with the offer by Tiger Acquisition Corporation, a Delaware corporation ("Purchaser"), a subsidiary of Adobe Systems Incorporated, a Delaware corporation ("Adobe"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares") of TubeMogul, Inc., a Delaware corporation ("TubeMogul"), at a purchase price of $14.00 per Share, net to the seller in cash, without interest and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase, dated November 18, 2016 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the "Offer").

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)

Account No.

Dated , 2016

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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  Exhibit (a)(1)(E)